Exhibit 10.1

RENTAL CONTRACT FOR SPACE	Rental contract number
1000-848-2109

Undersigned has this day drawn up the following rental contract:	A checkmark in this box means that the text following it is
.	valid

Landlord	Name and address HSB Uppsala economic organization	ID number/organization number 717600-4641
Tenant	Name Oasmia Pharmaceutical AB	ID number/organization number 556332-6676
Address
Zip code and mailing address

Space address	Apartment number	Property designation Libroback 9:2 in Uppsala			House	Entryway	Level 1
Address 1 Vallon road
Space condition and use	The space and the associated spaces, unless otherwise noted, as it is to be used as: Production facility
Space size and extent	Retail space Level ㎡	Office space Level ㎡ Level ㎡	Storage space Level ㎡	Attic space Level ㎡	Basement space Level ㎡	Other space Level ㎡ 1 ca 1010

☒ The extent of the rented spaces has been marked on an attached plan(s).					Annex 1
☐ driveway for car for loading and unloading	☐ Place for sign	☐ Place for display cabinets/ dispensers	☐ Parking spot(s) for car(s)	☐ Garage space for car(s)	☐ Outhouse

Interior	The space is rented out ☒ without specifics for the establishment intended interior	☐ with specifics for the establishment intended interior according to annex	At termination the tenant, unless a separate agreement is made, remove interiors and reset the space to an acceptable condition	Annex

Contract period	As of 01/01/2009	Until 12/31/2013
Notice period Extension period	Notice period for this contract will be in writing at least 9 months	Before the agreed contract period termination or the contract will be extended 3 years every time

Rent	Sek 712,050 per year	☐ Total rent	☒ Rent excluding the additions marked below

Index clause	☒ Changes to the above stated rent occurs in accordance with the attached clause, annex 2
Heat and hot water	Necessary heating of the space provided by ☒ Landlord ☐ Tenant	Hot water provided ☒ Entire year ☐ Not at all ☐
Cost and Va-cost	☐ Va-addition deleted in accordance with attached clause, annex
Air conditioning	☐ Costs for running special cooling/ventilation equipment is replaced in accordance with attached clause, annex
Electricity	☐ Included in rent ☒ Tenant has their own service
Staircase cleaning	☒ Included in rent ☐ Arrangements and costs by the tenant

Packaging and trash pick up	☐ Included in rent	☐ Arrangements and costs by the tenant (however the landlord is responsible for maintenance of trashcans and attached trash rooms)
Snow plowing and sanding	☐ Included in rent	☐ Arrangements and costs by the tenant
Property tax	☐ Included in rent	☒ Compensation therefore reimbursed in accordance with specific agreement, annex 3
Unpredictable costs

If after the signing of the contract - for contracts lasting more than 3 years - unexpected costs arise for the property due to:

a.    Introduction or increasing of certain things for the property regarding taxes, fees, or charge from parliament, government, county or authority can decide,

b.    general rebuilding measures or similar for the property that not only covers the space and that the landlord is imposed to complete following a decision by the parliament, government, county or authority the tenant shall with effect from the onset cost increase provide compensation to the landlord for the accruing yearly increase in costs for the property.

The space share is percent (if the share is not given it will be calculated in relation to the property rent at the time of the cost increase).

With tax according to a) above VAT is not provided and property tax compensation insofar therefore is paid with the specific agreement above.

Compensation is paid in accordance to the below rules for rent payment.

Value added tax (VAT)

☒ The property owner/landlord is tax responsible for VAT for the renting out of the space. The tenant shall pay the VAT at every opportunity in addition to rent.

☐ If the property owner/landlord, after a decision by the IRS, becomes liable for VAT for the renting out of the space the tenant shall pay the VAT at every opportunity in addition to rent.

This which is paid at the same time as the rent shall be calculated using the given rent amount plus, at every point regarding the rules for VAT on rent, on anticipated cases in accordance with the rental contract outgoing additions and other compensations.

Rent payment	The rent is paid without demand for an advance at the latest the last business day before every ☒ Calendar quarter start by deposit into ☐ Calendar month start by deposit into	Postgiro number 931204-2	Bank account number

7.5.1.3-012R-1/2004-05-21/Rental contract for space - Form

Rental contract number
1000-848-2109

Rent payment reminder	At delayed rental payment the tenant shall pay partial rent according to the rent laws, partial payment for written payment reminder according to the law for compensation for collection costs etc. Payment for reminder is deleted with the amount that at every opportunity according to the regulation about compensation for collection costs etc.
Maintenance etc.	☐ The landlord shall perform and pay for the necessary maintenance for the spaces and from him the provided interior.	Although the tenant is responsible for	Annex
	☒ The tenant will perform and pay for the required maintenance for the surface of floors, walls and ceiling along with interiors provided by the landlord.	The tenant’s maintenance obligations comprises beyond it.	Annex
	☐ The division of maintenance responsibility		Annex

The tenant will not receive a decrease in rent for barriers or usufruct for a time when the tenant allows conventional maintenance of the property or the rented spaces. However it remains on the landlord to notify the tenant with plenty of notice regarding the type of work being performed and the extent as well as when and for how long the work will be performed.

In the event that the rental covers retail space/workshop with an activity dependent on customer access the clause should cover it only if a special agreement has been made.

	It is incumbent upon ☐ Landlord ☐ Tenant	to on their own accord and own expense answer for the measures that could be demanded by the insurance company, building department, environment and health protection department, fire department or other authority in order for the space to be used for the intended purpose, including responsibility for refrigerants. The tenant shall take council with the landlord before measures are taken.
If the tenant makes changes to the spaces without the proper building permits, the landlord will be forced to, in accordance with the rules in PBL, demand building fee or addition fee from the tenant commensurate to the cost.
Signs Awnings Windows Doors etc.

After council with the landlord, the tenant owns any signage put up for the business provided that the landlord has not refused and that the tenant has the required permits from the relevant authorities. When vacating it is the tenant's responsibility to restore the building facade to an acceptable condition.

During more extensive property maintenance, such as facade renovation, it is the responsibility of the tenant to at own expense and without reimbursement take down and put up any signage, awnings and antennas.

The landlord does not commit to put up dispensers and display cases on the outer walls of the tenant’s rented spaces without the tenant’s approval as well as giving the tenant the option of putting up dispensers and display cases on the walls in question.

☐ Landlord ☒ Tenant Is responsible for damage due to window fronts, entry doors and signs.
☐ The landlord is responsible to sign and maintain glass insurance concerning all the windows and entry doors belonging to the space.

Locks	It is the ☐ Landlord’s ☒ Tenant’s	responsibility to equip the space with the locks and alarm systems required for the tenant’s business insurance.
Force majeure	The landlord absolves itself from responsibility to complete their part of the contact and responsibility for reimbursing damages if his commitments are not at all or to an abnormally high cost can be fulfilled by war or riots, due to stoppage of work, blockade, fire, explosion or intervention from official authorities that the landlord is not in control of and could not predict.

Security	The provision for this contract’s validity is secured in the form of ☐ Bank guarantee ☐ guaranty ☐ submitted by	Annex
Special agreements	This contract replaces contract number 22134-3004.	Annex
Signatures

This contract, which may not be written without specific consent, has been written in two identical examples, both parties have theirs.

Previous contracts between the parties regarding this space ceases to be valid as of this contracts validation.

	City/date Uppsala 12/17/2008	City/date Uppsala 12/29/2008
	Landlord HSB Uppsala economic organization	Tenant Oasmia Pharmaceutical AB
	Printed name Tomas Eriksson	Printed name Julian Aleksov
Agreement regarding vacating	Due to an agreement made on this day the contract will terminate As of To the day the tenant commits to vacate

	City/date	Landlord	Tenant
Transference	The above rental contract is transferred to on

	Departing tenant	Incoming tenant
	Printed name	Printed name
The above transference approved by	City/date	Landlord

7.5.1.3-012R-1/2004-05-21/Rental contract for space – Form